Exhibit 4.5

December 13, 2002

VIA FACSIMILE (302-651-8882) & FIRST CLASS MAIL

Wilmington Trust Company

Attn: Corporate Trust Administration

Rodney Square North

1100 N. Market Street

Wilmington, DE 19890-0001

VIA FACSIMILE (518-257-8833) & FIRST CLASS MAIL

Selco Service Corporation

c/o Key Equipment Finance

66 S. Pearl St., 7th Floor

Albany, NY 12207

Attn: Leveraged Lease Administrator

Re:	Amended and Restated Facility Lease dated December 27, 2001 between Wilmington Trust Company, Lessor, and Pope & Talbot, Inc. (“Pope & Talbot”), Lessee (the “Facility Lease”) and Participation Agreement dated as of December 27, 2001 among Halsey CLO2 Limited Partnership (“Halsey”), Pope & Talbot, Selco Service Corporation (“Selco”), the Note Purchasers named therein, Wilmington Trust Company, as Owner Trustee, and Wells Fargo Bank Northwest, N.A., as Indenture Trustee (the “Participation Agreement”)

Pope & Talbot, as Lessee under the Facility Lease (capitalized terms used in this letter and not defined herein having the meanings given to them in Annex I to the Facility Lease), hereby requests that Section 6.3 of the Facility Lease be amended and restated in its entirety as follows:

Section 6.3 Lessee Financial Covenants. Lessee covenants and agrees that it shall:

(a) maintain a Fixed Charge Coverage Ratio of at least 1.05 to 1, as measured by reference to the amounts reported for the Lessee’s immediately preceding four fiscal quarters on a rolling basis; provided, however, that if as of the end of any such fiscal quarter the Lessee does not meet the Fixed Charge Coverage Ratio, then the Lessee must maintain, until such time as Lessee regains compliance with such Fixed Charge Coverage Ratio, on a consolidated basis, a minimum balance of $25,000,000 (denominated in United States Dollars), consisting of one or more of the following: (i) United States cash or cash equivalents; (ii) Canadian cash or cash equivalents; or (iii) immediately available and unused loan commitments from one or more lenders. For purposes of denominating in United States Dollars any Canadian cash, cash equivalents or loan commitments and availability, the parties will use the “Exchange Rates” in the “Currency Trading” table appearing from time to time in the Wall Street Journal;

Wilmington Trust Company

Selco Service Corporation

December 13, 2002

(b) maintain a ratio of Total Funded Debt to Total Adjusted Capitalization of no more than (i) 67.5% for the fiscal years ending December 31, 2002 and December 31, 2003, (ii) 65.0% for the fiscal year ending December 31, 2004, (iii) 62.5% for the fiscal year ending December 31, 2005 and (iv) 55.0% thereafter; and

(c) maintain a minimum Adjusted Net Worth as of the end of each fiscal quarter of not less than the sum of (i) U.S.$123,807,000, plus (ii) 50% of cumulative consolidated positive net income for each fiscal quarter ending after December 31, 2002, plus (iii) 100% of the value (net of underwriters’ discounts and customary out-of-pocket costs and expenses of issuance) of any Equity Interests issued by the Lessee after December 31, 2002 (such amount, the “Net Equity Issuances”), minus (iv) 100% of the value of any Equity Interests repurchased by the Lessee after December 31, 2002 in an amount not greater than the sum of (x) the Net Equity Issuances plus (y) 50% of cumulative net income for periods commencing on or after January 1, 2003, provided that Lessee may not repurchase Equity Interests if either an Event of Default exists or Lessee has incurred a net loss in its most recently ended fiscal quarter.

Pope & Talbot and Halsey, as Lessee under the CLO2 Lease, hereby request that Section 6.3 of the Participation Agreement be amended and restated in its entirety as follows:

Section 6.3 Pope & Talbot Financial Covenants. Pope & Talbot covenants and agrees that it shall:

(a) maintain a Fixed Charge Coverage Ratio of at least 1.05 to 1, as measured by reference to the amounts reported for Pope & Talbot’s immediately preceding four fiscal quarters on a rolling basis; provided, however, that if as of the end of any such fiscal quarter Pope & Talbot does not meet the Fixed Charge Coverage Ratio, then Pope & Talbot must maintain, until such time as Pope & Talbot regains compliance with such Fixed Charge Coverage Ratio, on a consolidated basis, a minimum balance of $25,000,000 (denominated in United States Dollars), consisting of one or more of the following: (i) United States cash or cash equivalents; (ii) Canadian cash or cash equivalents; or (iii) immediately available and unused loan commitments from one or more lenders. For purposes of denominating in United States Dollars any Canadian cash, cash equivalents or loan commitments and availability, the parties will use the “Exchange Rates” in the “Currency Trading” table appearing from time to time in the Wall Street Journal;

Wilmington Trust Company

Selco Service Corporation

December 13, 2002

(b) maintain a ratio of Total Funded Debt to Total Adjusted Capitalization of no more than (i) 67.5% for the fiscal years ending December 31, 2002 and December 31, 2003, (ii) 65.0% for the fiscal year ending December 31, 2004, (iii) 62.5% for the fiscal year ending December 31, 2005 and (iv) 55.0% thereafter; and

(c) maintain a minimum Adjusted Net Worth as of the end of each fiscal quarter of not less than the sum of (i) U.S.$123,807,000, plus (ii) 50% of cumulative consolidated positive net income for each fiscal quarter ending after December 31, 2002, plus (iii) 100% of the value (net of underwriters’ discounts and customary out-of-pocket costs and expenses of issuance) of any Equity Interests issued by the Lessee after December 31, 2002 (such amount, the “Net Equity Issuances”), minus (iv) 100% of the value of any Equity Interests repurchased by Pope & Talbot after December 31, 2002 in an amount not greater than the sum of (x) the Net Equity Issuances plus (y) 50% of cumulative net income for periods commencing on or after January 1, 2003 provided that Pope & Talbot may not repurchase Equity Interests if either an Event of Default exists or Pope & Talbot has incurred a net loss in its most recently ended fiscal quarter.

Copies of this letter are being sent to the Indenture Trustee under each of the Participation Agreement and the Amended and Restated Participation Agreement dated December 27, 2001 relating to the Facility Lease and to each Note Purchaser. The consent of the Indenture Trustee under each of such participation agreements, based on the consent of the Required Lenders, is required for these amendments. Pope & Talbot requests that each of Selco, the Owner Trustee, the Indenture Trustee and the Note Purchasers execute a copy of this letter evidencing their approval of and consent to the foregoing amendments. Upon receipt of a copy of this letter executed by each of Selco, the Required Lenders, Wilmington Trust Company as owner trustee and Wells Fargo Bank Northwest, N.A. as indenture trustee on or before 4:30 p.m. PST on December 19, 2002, Pope & Talbot will pay Selco and each lender having so executed and delivered the letter an amendment fee equal to .25% of Selco’s current investment in the Mill and the CLO2 Facility or such lender’s outstanding principal balance on its Notes as of the date of consent, as applicable.

Please feel free to call me if you have any questions.

Very truly yours,

/s/ Maria Pope
Maria Pope

Wilmington Trust Company

Selco Service Corporation

December 13, 2002

cc: Wells Fargo Bank Northwest, N.A., as Indenture Trustee

79 South Main Street

Salt Lake City, UT 84111

Attn: Corporate Trust Services

Fax: (801) 246-5053

Fleet Capital Corporation

One Financial Plaza

RI DE 03702C

Providence, RI 02903

Attn: Bennett F. Viverito

Fax: (401) 401-453-8022

The CIT Group/Equipment Financing, Inc.

1540 West Fountainhead Parkway

Tempe, AZ 85282

Attn: Richard T. Johnson and MaryAnn Anderson

Fax: (480) 858-1467

Boeing Capital Corporation

3780 Kilroy Airport Way, Suite 750

Long Beach, CA 90806

Attn: Michael V. Grady

Fax: (562) 997-3469

General Electric Capital Business Asset Funding Corporation

10900 NE Fourth Street, Suite 500

Bellevue, WA 98004

Attn: Terry Gray

Fax: (425) 450-3584

KeyBank National Association

C/O Key Equipment Finance, a division of Key Corporate Capital, Inc.

66 S. Pearl St., 7th Floor

Albany, NY 12207

Attn: Leveraged Lease Administrator

Fax: (518) 257-8833

Heller Financial Leasing, Inc.

500 Monroe, Suite 2900

Chicago, IL 60661

Attn: Ronald Lis

Fax: 312-441-7395

AGREEMENT AND CONSENT

Each of the undersigned agrees and consents to the amendments to Section 6.3 of the Facility Lease and Section 6.3 of the Participation Agreement set forth above, effective as of December 30, 2002:

POPE & TALBOT, INC.

By:	/s/ Maria M. Pope
Name:	Maria M. Pope
Title:	V.P., Chief Financial Officer

HALSEY CLO2 LIMITED PARTNERSHIP

By: Pope & Talbot, Inc., its general partner

By:	/s/ Maria M. Pope
Name:	Maria M. Pope
Title:	V.P., Chief Financial Officer

WILMINGTON TRUST COMPANY, not individually but solely as Owner Trustee

By:	/s/ Robert P. Hines, JR
Name:	Robert P. Hines, JR
Title:	Senior Financial Services Officer

SELCO SERVICE CORPORATION

By:	/s/ Richard Remiker
Name:	Richard Remiker
Title:	V.P.

WELLS FARGO BANK NORTHWEST, N.A., not individually but solely as Indenture Trustee

By:	/s/ Brett R. King
Name:	Brett R. King
Title:	Vice President

FLEET CAPITAL CORPORATION

By:	/s/ John F. Cuddy
Name:	John F. Cuddy
Title:	Assistant Vice President

THE CIT GROUP/EQUIPMENT FINANCE, INC

By:	/s/ Dana G. Hammond
Name:	Dana G. Hammond
Title:	Executive Vice President

GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION

By:	/s/ Kevin A. Drazic
Name:	Kevin A. Drazic
Title:	Mgr., SAF Group

BOEING CAPTIAL CORPORATION

By:	/s/ James C. Hammersmith
Name:	James C. Hammersmith
Title:	Senior Documentation Officer

HELLER FINANCIAL LEASING, INC.

By:	/s/ Ronald E. Lis
Name:	Ronald E. Lis
Title:	Vice President, Portfolio Manager